EXHIBIT 11


                            U.S. HOMECARE CORPORATION
                                   CALCULATION
                                OF LOSS PER SHARE



                  For the Three Months Ended September 30, 1996


PRIMARY

Net loss                                                    ($  23,073,000)

Weighted average number of common shares                         9,066,000

Loss per share:

         Loss from continuing operations                              (.95)
         Discontinued operations:
                  Income (loss) from operations                       (.17)
                  Loss on disposal of IV therapy business            (1.42)
                                                            --------------
         Net loss                                           ($        2.54)
                                                            ==============



                  For the Three Months Ended September 30, 1995


PRIMARY

Net loss                                                          ($     190,000)

Weighted average number of common shares                               8,073,000

Loss per share:

         Loss from continuing operations                          ($         .06)
         Discontinued operations:
                  Income (loss) from operations                              .04
                  Loss on disposal of IV therapy business                     --
                                                                  --------------
         Net loss                                                 ($         .02)
                                                                  ==============

                            U.S. HOMECARE CORPORATION
                                   CALCULATION
                                OF LOSS PER SHARE





                  For the Nine Months Ended September 30, 1996


PRIMARY

Net loss                                                     ($24,248,000)

Weighted average number of common shares                        8,773,000

Loss per share:

         Loss from continuing operations                           ($1.12)
         Discontinued operations:
                  Income (loss) from operations                     ( .17)
                  Loss on disposal of IV therapy business           (1.47)
                                                                   ------
         Net loss                                                  ($2.76)
                                                                   ======


                  For the Nine Months Ended September 30, 1995


PRIMARY

Net loss                                                  ($1,501,000)

Weighted average number of common shares                    8,050,000

Loss per share:

         Loss from continuing operations                       ($0.27)
         Discontinued operations:
                  Income (loss) from operations                   .08
                  Loss on disposal of IV therapy business           -
                                                                -----
         Net loss                                               ($.19)

                            U.S. HOMECARE CORPORATION

SIGNATURES

Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                       U.S. HomeCare Corporation


November 14, 1996                                      Gerald J. Boisvert, Jr.
---------------------------           ------------------------------------------
Date                                  Vice President, Finance and Chief
                                      Financial Officer
                                     (Principal Financial Officer)